Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Kelly Mason
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS THIRD-QUARTER AND YEAR-TO-DATE 2019 EARNINGS, AFFIRMS ANNUAL GUIDANCE
Third-Quarter Reported Revenues of $1.45 Billion, Up 4%; Constant-Currency Revenues Up 5%
Third-Quarter Diluted EPS was $0.30; Adjusted Diluted EPS was $0.31
Strategic Priorities Continue to Drive Growth and Diversification
SAN FRANCISCO (October 8, 2019) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the third quarter ended August 25, 2019.

•	Broad-based net revenues growth of four percent on a reported basis, five percent in constant-currency, driven by double-digit constant-currency growth in the following areas of strategic priority:

	Third Quarter 2019 vs. Third Quarter 2018 Growth		Consecutive quarters of double-digit constant-currency growth
	Reported basis	Constant-currency basis
Europe	14%	18%	13
Asia	9%	12%	5
Global direct-to-consumer	10%	12%	15
Women’s	10%	12%	11
Tops	14%	17%	15

•	Gross margin declined 20 basis points due to FX headwinds; excluding all currency effects, gross margin increased 40 basis points reflecting direct-to-consumer and international net revenue growth

•	Net income down four percent, despite higher operating income, due to tax benefits in the prior year

•	Adjusted EBIT up two percent reported, four percent constant-currency; Adjusted EBIT margin 12.2 percent

•	Inventory flat compared to the same period in prior year

•	Company further augments shareholder value through increased dividend and distributor acquisition
“We delivered strong third-quarter results and remain on-track to achieve our full-year expectations,” said Chip Bergh, President and CEO of Levi Strauss & Co. “Our strategies to diversify to faster-growing, high-opportunity, high gross margin businesses continue to drive momentum, as we again grew revenues double-digits internationally, in our direct-to-consumer business, and in the women’s and tops categories. And our global wholesale business grew two percent in constant-currency, despite U.S. wholesale facing what we expect will be the toughest comparison of the year. As for the fourth quarter, we again expect strong performance in international, direct-to-consumer, women's and tops, and improved comparisons for U.S. wholesale. We'll stay focused on what we can control as we grow this business over the long-term.”

Third-Quarter 2019 Highlights

	Three Months Ended		Increase (Decrease) As Reported	Nine Months Ended		Increase As Reported
($ millions, except per-share amounts)	August 25, 2019	August 26, 2018		August 25, 2019	August 26, 2018
Net revenues	$1,447	$1,394	4%	$4,195	$3,984	5%
Net income	$124	$130	(4)%	$299	$188	59%
Adjusted net income	$128	$134	(4)%	$348	$300	16%
Adjusted EBIT	$176	$173	2%	$464	$439	6%
Diluted earnings per share*	$0.30	$0.33	(3)¢	$0.73	$0.48	25 ¢
Adjusted diluted earnings per share*	$0.31	$0.34	(3)¢	$0.85	$0.77	8 ¢
*Note: per share increase (decrease) compared to prior year displayed in cents

•
Net revenues grew four percent on a reported basis, and five percent on a constant-currency basis excluding $19 million in unfavorable currency effects. The company's direct-to-consumer business grew by 12 percent on a constant-currency basis in the third quarter, primarily due to expansion and performance of the retail network and e-commerce growth. Net revenues from the company's wholesale business grew one percent on a reported basis and two percent on a constant-currency basis, reflecting growth in Europe and Asia.

•
Gross profit of $767 million for the third quarter rose three percent on a reported basis from $742 million in the prior year. Gross margin was 53.0 percent of net revenues, compared with 53.2 percent in the same quarter of 2018, as the benefits of direct-to-consumer and international growth, as well as price increases the company initiated, were more than offset by unfavorable currency effects of 60 basis points and investment in product.

•
Selling, general and administrative (SG&A) expenses for the third quarter were $596 million on a reported basis, compared with $582 million in the same quarter in the prior year. SG&A as a percentage of net revenues improved 60 basis-points, as compared to the third quarter of 2018, despite higher investments in direct-to-consumer expansion, technology and distribution capacity, as these were more than offset by leverage on base costs and lower incentive compensation expense, including a reduced impact from the previously-cash-settled stock-based compensation awards. Incentive compensation was higher in the prior-year period due to performance significantly ahead of the company’s internal expectations in 2018.

•
Operating income for the third quarter was $171 million, up eight percent compared to the prior year on a reported basis, as higher net revenues in Europe and Asia were partially offset by higher SG&A expenses associated with the expansion of the company-operated retail network.

•
Adjusted EBIT grew two percent on a reported basis and four percent on a constant-currency basis as compared to the prior year due to revenue growth. Adjusted EBIT margin was 12.2 percent, 20 basis-points lower than the prior year on a reported basis, due to the currency effect on gross margin.

•	Adjusted net income decreased $5 million as compared to the prior year, despite higher operating income, primarily due to $11 million more in tax benefits recorded in the third quarter of 2018.

•
Adjusted diluted earnings per share for the third quarter of 2019 were 31 cents, compared to 34 cents for the same prior-year period. The prior-year tax benefits, in combination with an increase in the company's share count, adversely impacted the year-over-year adjusted diluted earnings per share comparison by five cents.

Additional information regarding adjusted net income, Adjusted EBIT, Adjusted EBIT margin and adjusted diluted earnings per share, as well as amounts presented above on a constant-currency basis, all of which are non-GAAP financial measures, is provided at the end of this press release.

Third-Quarter Regional Overview
Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% (Decrease) Increase	Three Months Ended		% (Decrease) Increase
($ millions)	August 25, 2019	August 26, 2018		August 25, 2019	August 26, 2018
Americas	$771	$793	(3)%	$152	$163	(7)%
Europe	$463	$406	14%	$103	$77	34%
Asia	$213	$196	9%	$17	$15	18%
* Note: Regional operating income is equal to regional Adjusted EBIT.

•
In the Americas, net revenues declined three percent on both a reported and on a constant-currency basis due to a decline in the wholesale business, offset in part by growth in the direct-to-consumer business. Direct-to-consumer net revenues growth of nine percent reflected the Levi’s® brand’s strength in the region. The decline in wholesale primarily reflected a Dockers® line reset in the second half of 2018, reduced shipments to the off-price channel in 2019, and the impact in 2019 of a pending acquisition of a South American distributor. Operating income for the region declined seven percent on both a reported and constant-currency basis due to the lower net revenues and a lower operating margin, as higher SG&A investments in retail and distribution offset a higher gross margin from direct-to-consumer growth.

•
In Europe, net revenues grew 14 percent on a reported basis and 18 percent on a constant-currency basis, reflecting continued broad-based growth in both direct-to-consumer and wholesale channels across the region. The region's operating income grew 34 percent on a reported basis and 39 percent on a constant-currency basis, reflecting the net revenues growth and a higher gross margin from direct-to-consumer growth, partially offset by higher selling costs.

•
In Asia, net revenues grew nine percent on a reported basis and 12 percent on a constant-currency basis, reflecting strong performance across traditional wholesale and direct-to-consumer channels across the region. Revenue growth was broad-based across most of the region's markets. The region's operating income grew 18 percent on a reported basis and 25 percent on a constant-currency basis, reflecting higher net revenues, partially offset by higher SG&A to support retail expansion.

Year-to-date 2019 Highlights

•
Net revenues of $4.2 billion grew five percent on a reported basis and eight percent on a constant-currency basis. The company’s direct-to-consumer business grew thirteen percent on a constant-currency basis due to performance and expansion of the retail network and e-commerce growth. Wholesale net revenues grew three percent on a reported basis and five percent on a constant-currency basis reflecting growth in all regions.

•
Adjusted EBIT of $464 million increased six percent on a reported basis and 11 percent on a constant-currency basis as a result of higher net revenues and Adjusted EBIT margin expansion. Adjusted EBIT margin was 11.1 percent, 10 basis-points higher than the prior year on a reported basis, and 30 basis-points higher than the prior year on a constant-currency basis, due to the lower incentive compensation expense and leverage on base costs.

•	Net income of $299 million increased from $188 million in the prior year, primarily due to a charge in 2018 from the impact of the change in tax law in the United States.

•	Adjusted net income of $348 million increased 16 percent as compared to the prior year, reflecting higher Adjusted EBIT and a lower tax rate.

•
Diluted earnings per common share for the first nine months of 2019 were 73 cents, compared to 48 cents for the same prior-year period. Adjusted diluted earnings per share for the first nine months of 2019 were 85 cents, compared to 77 cents for the same prior-year period.

Cash Flow and Balance Sheet

•
Cash and cash equivalents at August 25, 2019, of $864 million and short-term investments of $80 million were complemented by $735 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.7 billion. Net debt at the end of the third quarter of 2019 was $91 million. The company’s leverage ratio declined to 1.4 at the end of the third quarter of 2019 as compared to 1.5 at the end of the third quarter of 2018.

•
Cash from operations for the first nine months of 2019 was $206 million compared to $205 million in the first nine months of 2018. An increase in cash from the company's business growth was offset primarily by a payment made for underwriting commissions on behalf of selling stockholders in connection with the company’s IPO in March 2019.

•
Adjusted free cash flow for the first nine months of 2019 was $28 million, an increase of $42 million compared to the first nine months of 2018, even after higher capital investment and a higher dividend in the first quarter of 2019.

•	Inventory levels were flat compared to the corresponding prior-year period, and the composition of inventory was healthy heading into the fourth quarter.

•
The company increased its semi-annual dividend payable in the fourth quarter of 2019 by seven percent, from $55 million to approximately $59 million ($0.15 per common share). The increase brings 2019 dividends to approximately $114 million, a 27 percent increase compared to 2018.

•	The company announced the acquisition of its South American distributor in the markets of Chile, Peru and Bolivia. The transaction is expected to close in the first quarter of 2020.
Additional information regarding net debt, leverage ratio and adjusted free cash flow, non-GAAP financial measures, is provided at the end of this press release.
Annual Guidance
The company affirms its full-year expectations for 2019, as compared to 2018, as follows:

•	Constant-currency net revenues growth of five-and-a-half to six percent; this incorporates the impact of the South American distributor acquisition announced in August;

•	Gross margin approximately flat to prior year on a reported basis; gross margin expansion in the range of 40-60 basis points excluding all currency effects, both translation and transaction;

•	Adjusted EBIT margin approximately flat to prior year on a reported basis; adjusted EBIT margin expansion in the range of 10 basis points excluding currency effects from translation;

•	Effective income tax rate in the range of 19-20 percent;

•	Capital expenditures of approximately $190 - $200 million and nearly 100 new company-operated store openings in 2019; and

•	Full-year weighted-average diluted share count in the range of 410-415 million shares.
Additionally, due to the strong U.S. dollar, the company anticipates currency translation will adversely impact the full-year reported net revenues growth rate by about 275 basis points and the full-year reported Adjusted EBIT growth rate by about 450 basis points.
The company noted that due to the timing of its fiscal year ending the final Sunday of November, its annual guidance for 2019 reflects the lack of a benefit of Black Friday, which will fall in the first quarter of 2020. Black Friday normally represents about half a point of full-year net revenues and an additional 25 basis-points of full-year adjusted EBIT margin.

Investor Conference Call
The company’s third-quarter 2019 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao/index.jsp?seid=169 on October 8, 2019, at 2 p.m. Pacific / 5 p.m. Eastern or via the following phone numbers: 800-884-6765 in the United States and Canada or +1-973-200-3064 internationally; I.D. No. 6988596. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for one quarter. A telephone replay is also available through October 14, 2019, via the following phone numbers: 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 6988596. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 retail stores and shop-in-shops. Levi Strauss & Co.'s reported 2018 net revenues were $5.6 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.
Forward Looking Statements
This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: the company's ability to meet its financial guidance for 2019; revenue expectations; the impact of the acquisition of the company's South American distributor; inventory levels; gross margin; tax rate; adjusted EBIT margin; expectations for capital expenditures; store openings; currency impacts; tariff impacts; and diluted share count. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for 2018 and its Quarterly Report on Form 10-Q for the quarter ended August 25, 2019, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
Non-GAAP Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as constant-currency net revenues, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), adjusted net income, adjusted diluted earnings per share, net debt, leverage ratio, and adjusted free cash flow, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present constant-currency net revenues, Adjusted EBIT (both reported and on a constant-currency basis), Adjusted EBIT margin (both reported and on a constant-currency basis), adjusted net income, adjusted diluted earnings per share, net debt, leverage ratio, and adjusted free cash flow, and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities; (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES” below for reconciliation to the most comparable GAAP financial measures.
Constant-currency
The company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. The company's constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.
Source: Levi Strauss & Co. Investor Relations
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 25, 2019	November 25, 2018
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$863,773	$713,120
Short-term investments in marketable securities	80,220	—
Trade receivables, net of allowance for doubtful accounts of $9,438 and $10,037	722,001	534,164
Inventories:
Raw materials	5,560	3,681
Work-in-process	2,754	2,977
Finished goods	927,243	877,115
Total inventories	935,557	883,773
Other current assets	212,116	157,002
Total current assets	2,813,667	2,288,059
Property, plant and equipment, net of accumulated depreciation of $1,033,729 and $974,206	498,938	460,613
Goodwill	235,630	236,246
Other intangible assets, net	42,794	42,835
Deferred tax assets, net	413,256	397,791
Other non-current assets	134,712	117,116
Total assets	$4,138,997	$3,542,660

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$27,554	$31,935
Accounts payable	357,747	351,329
Accrued salaries, wages and employee benefits	194,291	298,990
Accrued interest payable	16,263	6,089
Accrued income taxes	47,370	15,466
Accrued sales allowances	125,456	—
Other accrued liabilities	417,342	348,390
Total current liabilities	1,186,023	1,052,199
Long-term debt	1,007,008	1,020,219
Postretirement medical benefits	68,783	74,181
Pension liability	187,793	195,639
Long-term employee related benefits	80,406	107,556
Long-term income tax liabilities	11,716	9,805
Other long-term liabilities	128,923	116,462
Total liabilities	2,670,652	2,576,061
Commitments and contingencies
Temporary equity	—	299,140

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.001 par value; 1,200,000,000 Class A shares authorized, 43,028,267 shares and no shares issued and outstanding as of August 25, 2019 and November 25, 2018, respectively; and 422,000,000 Class B shares authorized, 349,644,520 shares and 376,028,430 shares issued and outstanding, as of August 25, 2019 and November 25, 2018, respectively	393	376
Additional paid-in capital	647,633	—
Accumulated other comprehensive loss	(406,450)	(424,584)
Retained earnings	1,219,089	1,084,321
Total Levi Strauss & Co. stockholders’ equity	1,460,665	660,113
Noncontrolling interest	7,680	7,346
Total stockholders’ equity	1,468,345	667,459
Total liabilities, temporary equity and stockholders’ equity	$4,138,997	$3,542,660

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 25, 2019	August 26, 2018	August 25, 2019	August 26, 2018
	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,447,081	$1,394,153	$4,194,479	$3,983,580
Cost of goods sold	680,335	652,591	1,944,502	1,833,017
Gross profit	766,746	741,562	2,249,977	2,150,563
Selling, general and administrative expenses	595,528	582,146	1,814,949	1,738,943
Operating income	171,218	159,416	435,028	411,620
Interest expense	(15,292)	(15,697)	(47,962)	(45,659)
Underwriter commission paid on behalf of selling stockholders	—	—	(24,860)	—
Other expense, net	(4,369)	(3,839)	(2,849)	(1,344)
Income before income taxes	151,557	139,880	359,357	364,617
Income tax expense	27,340	10,299	60,182	176,633
Net income	124,217	129,581	299,175	187,984
Net loss (income) attributable to noncontrolling interest	292	543	141	(1,940)
Net income attributable to Levi Strauss & Co.	$124,509	$130,124	$299,316	$186,044
Earnings per common share attributable to common stockholders:
Basic	$0.32	$0.34	$0.77	$0.49
Diluted	$0.30	$0.33	$0.73	$0.48
Weighted-average common shares outstanding:
Basic	394,169,688	377,742,492	387,289,913	377,171,010
Diluted	413,639,749	390,586,032	407,844,136	387,849,263

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	August 25, 2019	August 26, 2018	August 25, 2019	August 26, 2018
	(Dollars in thousands) (Unaudited)
Net income	$124,217	$129,581	$299,175	$187,984
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,431	3,347	10,317	9,864
Derivative instruments	9,215	8,645	23,619	14,772
Foreign currency translation losses	(6,523)	(15,483)	(11,280)	(30,055)
Unrealized gains on marketable securities	475	282	1,694	456
Total other comprehensive income (loss), before related income taxes	6,598	(3,209)	24,350	(4,963)
Income taxes expense related to items of other comprehensive income	(1,568)	(2,050)	(5,741)	(4,433)
Comprehensive income, net of income taxes	129,247	124,322	317,784	178,588
Comprehensive loss (income) attributable to noncontrolling interest	68	700	(334)	(1,883)
Comprehensive income attributable to Levi Strauss & Co.	$129,315	$125,022	$317,450	$176,705

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss)/Income	Noncontrolling Interest	Total Stockholders' Equity
	(Dollars in thousands) (Unaudited)
Balance at November 26, 2017	$375	$—	$1,100,916	$(404,381)	$5,478	$702,388
Net (loss) income	—	—	(19,012)	—	383	(18,629)
Other comprehensive income, net of tax	—	—	—	5,167	261	5,428
Stock-based compensation and dividends, net	2	5,254	—	—	—	5,256
Reclassification to temporary equity	—	9,590	(42,589)	—	—	(32,999)
Repurchase of common stock	—	(14,844)	—	—	—	(14,844)
Cash dividends declared ($0.24 per share)	—	—	(90,000)	—	—	(90,000)
Balance at February 25, 2018	377	—	949,315	(399,214)	6,122	556,600
Net income	—	—	74,932	—	2,100	77,032
Other comprehensive loss, net of tax	—	—	—	(9,405)	(161)	(9,566)
Stock-based compensation and dividends, net	—	5,566	—	—	—	5,566
Reclassification to temporary equity	—	(2,438)	(27,796)	—	—	(30,234)
Repurchase of common stock	—	(3,128)	(4,055)	—	—	(7,183)
Balance at May 27, 2018	377	—	992,396	(408,619)	8,061	592,215
Net income	—	—	130,124	—	(543)	129,581
Other comprehensive loss, net of tax	—	—	—	(5,102)	(157)	(5,259)
Stock-based compensation and dividends, net	1	4,266	(64)	—	—	4,203
Reclassification to temporary equity	—	7,230	(42,052)	—	—	(34,822)
Repurchase of common stock	(2)	(11,496)	(20,246)	—	—	(31,744)
Balance at August 26, 2018	$376	$—	$1,060,158	$(413,721)	$7,361	$654,174

Balance at November 25, 2018	$376	$—	$1,084,321	$(424,584)	$7,346	$667,459
Net income (loss)	—	—	146,577	—	(126)	146,451
Other comprehensive income, net of tax	—	—	—	8,214	180	8,394
Stock-based compensation and dividends, net	—	1,497	—	—	—	1,497
Reclassification to temporary equity	—	(506)	(23,339)	—	—	(23,845)
Repurchase of common stock	—	(991)	(2,923)	—	—	(3,914)
Cash dividends declared ($0.29 per share)	—	—	(110,000)	—	—	(110,000)
Balance at February 24, 2019	376	—	1,094,636	(416,370)	7,400	686,042
Net income	—	—	28,230	—	277	28,507
Other comprehensive income, net of tax	—	—	—	5,114	71	5,185
Stock-based compensation and dividends, net	2	12,515	—	—	—	12,517
Repurchase of common stock	—	(24,696)	—	—	—	(24,696)
Reclassification from temporary equity in connection with initial public offering (Note 1)	—	351,185	(28,200)	—	—	322,985
Issuance of Class A common stock in connection with initial public offering (Note 1)	14	234,569	—	—	—	234,583
Cancel liability-settled awards and replace with equity-settled awards in connection with initial public offering (Note 1)	—	56,130	—	—	—	56,130
Balance at May 26, 2019	392	629,703	1,094,666	(411,256)	7,748	1,321,253
Net income	—	—	124,509	—	(292)	124,217
Other comprehensive income, net of tax	—	—	—	4,806	224	5,030
Stock-based compensation and dividends, net	1	17,930	(86)	—	—	17,845
Balance at August 25, 2019	$393	$647,633	$1,219,089	$(406,450)	$7,680	$1,468,345
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 25, 2019	August 26, 2018
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$299,175	$187,984
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,305	92,130
Unrealized foreign exchange losses (gains)	19,625	(13,827)
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(9,309)	20,446
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	10,317	9,865
Stock-based compensation	31,859	15,025
Other, net	3,380	3,678
(Benefit from) provision for deferred income taxes	(20,352)	127,626
Change in operating assets and liabilities:
Trade receivables	(21,387)	(11,692)
Inventories	(79,355)	(202,822)
Other current assets	(40,926)	(36,122)
Other non-current assets	(7,070)	(6,045)
Accounts payable and other accrued liabilities	(26,293)	111,164
Restructuring liabilities	(248)	(306)
Income tax liabilities	34,918	11,479
Accrued salaries, wages and employee benefits and long-term employee related benefits	(88,817)	(101,758)
Other long-term liabilities	9,715	(2,066)
Net cash provided by operating activities	205,537	204,759
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(128,041)	(99,260)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	9,309	(20,446)
Payments to acquire short-term investments	(94,702)	—
Proceeds from sale, maturity and collection of short-term investments	15,057	—
Net cash used for investing activities	(198,377)	(119,706)
Cash Flows from Financing Activities:
Proceeds from short-term credit facilities	25,259	27,737
Repayments of short-term credit facilities	(38,280)	(24,196)
Other short-term borrowings, net	9,486	49
Proceeds from issuance of Class A common stock	254,329	—
Payments for underwriter commission and other offering costs	(19,746)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(28,610)	(53,773)
Dividend to stockholders	(55,000)	(45,000)
Other financing, net	(643)	(989)
Net cash provided by (used for) financing activities	146,795	(96,172)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(3,357)	(10,512)
Net increase (decrease) in cash and cash equivalents and restricted cash	150,598	(21,631)
Beginning cash and cash equivalents, and restricted cash	713,698	634,691
Ending cash and cash equivalents, and restricted cash	864,296	613,060
Less: Ending restricted cash	(523)	(554)
Ending cash and cash equivalents	$863,773	$612,506

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$21,573	$13,093
Property, plant and equipment additions due to build-to-suit lease transactions	10,861	2,750
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$29,621	$27,511
Cash paid for income taxes during the period, net of refunds	80,159	67,221

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE THIRD QUARTER OF 2019
The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on October 8, 2019, discussing the company’s financial condition and results of operations as of and for the quarter ended August 25, 2019. Adjusted EBIT, adjusted net income, adjusted diluted earnings per share, net debt, adjusted free cash flow, constant-currency net revenues, constant-currency Adjusted EBIT and leverage ratio are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted EBIT represents net income plus income tax expense, interest expense, other income, net, underwriter commission paid on behalf of selling stockholders, other costs associated with the initial public offering, impact of changes in fair value on cash-settled stock based compensation, and restructuring and related charges, severance and other, net and Adjusted EBITDA represents Adjusted EBIT excluding depreciation and amortization expense; (2) adjusted net income represents net income excluding impact of underwriter commission paid on behalf of selling stockholders, other costs associated with the initial public offering impact of changes in fair value on cash-settled stock-based compensation, restructuring and related charges, severance and other, net, remeasurement of deferred tax assets and liabilities, and tax impact of adjustments; (3) adjusted diluted earnings per share represents adjusted net income per weighted-average number of diluted common shares; (4) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (5) Adjusted free cash flow represents cash from operating activities plus underwriter commission paid on behalf of selling stockholders, less purchases of property, plant and equipment, plus proceeds (less payments) on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (6) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; (7) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations; and (8) leverage ratio represents total debt, excluding capital leases, divided by the last twelve months of Adjusted EBITDA.

Adjusted EBIT and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	August 25, 2019	August 26, 2018	August 25, 2019	August 26, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$124.2	$129.6	$299.2	$188.0

Non-GAAP measure:
Net income	124.2	129.6	299.2	188.0
Income tax expense	27.4	10.3	60.2	176.6
Interest expense	15.3	15.6	48.0	45.6
Other expense, net (1)	4.4	3.9	2.8	1.4
Underwriter commission paid on behalf of selling stockholders	—	—	24.9	—
Other costs associated with the IPO	—	—	3.5	—
Impact of changes in fair value on cash-settled stock-based compensation	5.1	11.0	25.4	23.2
Restructuring and related charges, severance and other, net	—	2.9	0.3	4.0
Adjusted EBIT	$176.4	$173.3	$464.3	$438.8
Adjusted EBIT margin	12.2%	12.4%	11.1%	11.0%

Depreciation and amortization	31.6	27.4	90.3	92.1
Adjusted EBITDA	$208.0	$200.7	$554.6	$530.9
_____________
(1) Other expense, net in the periods ended August 26, 2018 have been conformed to reflect the adoption of ASU 2017-07, "Compensation-Retirement Benefits (Topic 715) Improving the Presentation of Net Periodic Cost and Net Periodic Postretirement Benefit Cost". Refer to Note 1 for more information.

Adjusted net income and Adjusted diluted earnings per share:

	Three Months Ended		Nine Months Ended
	August 25, 2019	August 26, 2018	August 25, 2019	August 26, 2018
	(Dollars in millions, except per share amounts)
	(Unaudited)
Most comparable GAAP measure:
Net income	$124.2	$129.6	$299.2	$188.0

Non-GAAP measure:
Net income	124.2	129.6	299.2	188.0
Underwriter commission paid on behalf of selling stockholders	—	—	24.9	—
Other costs associated with the IPO	—	—	3.5	—
Impact of changes in fair value on cash-settled stock-based compensation	5.1	11.0	25.4	23.2
Restructuring and related charges, severance and other, net	—	2.9	0.3	4.0
Remeasurement of deferred tax assets and liabilities	—	(7.6)	—	91.5
Tax impact of adjustments	(1.1)	(2.3)	(4.9)	(6.3)
Adjusted net income	$128.2	$133.6	$348.4	$300.4

Adjusted net income margin	8.9%	9.6%	8.3%	7.5%
Adjusted diluted earnings per share	$0.31	$0.34	$0.85	$0.77

Net debt:

	August 25, 2019	November 25, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,034.6	$1,052.2

Non-GAAP measure:
Total debt, excluding capital leases	$1,034.6	$1,052.2
Cash and cash equivalents	(863.8)	(713.1)
Short-term investments in marketable securities	(80.2)	—
Net debt	$90.6	$339.1

Adjusted free cash flow:

	Nine Months Ended
	August 25, 2019	August 26, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$205.5	$204.8

Non-GAAP measure:
Net cash provided by operating activities	$205.5	$204.8
Underwriter commission paid on behalf of selling stockholders	24.9	—
Purchases of property, plant and equipment	(128.0)	(99.3)
Proceeds (payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	9.3	(20.4)
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(28.6)	(53.8)
Dividend to stockholders	(55.0)	(45.0)
Adjusted free cash flow	$28.1	$(13.7)

Constant-currency net revenues:

	Three Months Ended			Nine Months Ended
	August 25, 2019	August 26, 2018	% Increase (Decrease)	August 25, 2019	August 26, 2018	% Increase
	(Dollars in millions)
	(Unaudited)
Total revenues
As reported	$1,447.1	$1,394.2	3.8%	$4,194.5	$3,983.6	5.3%
Impact of foreign currency exchange rates	—	(18.6)	*	—	(110.1)	*
Constant-currency net revenues	$1,447.1	$1,375.6	5.2%	$4,194.5	$3,873.5	8.3%

Americas
As reported	$770.8	$792.9	(2.8)%	$2,180.8	$2,119.8	2.9%
Impact of foreign currency exchange rates	—	0.2	*	—	(9.0)	*
Constant-currency net revenues - Americas	$770.8	$793.1	(2.8)%	$2,180.8	$2,110.8	3.3%

Europe
As reported	$463.3	$405.7	14.2%	$1,326.3	$1,225.3	8.2%
Impact of foreign currency exchange rates	—	(13.5)	*	—	(72.5)	*
Constant-currency net revenues - Europe	$463.3	$392.2	18.1%	$1,326.3	$1,152.8	15.1%

Asia
As reported	$213.0	$195.6	8.9%	$687.4	$638.5	7.7%
Impact of foreign currency exchange rates	—	(5.3)	*	—	(28.6)	*
Constant-currency net revenues - Asia	$213.0	$190.3	11.9%	$687.4	$609.9	12.7%
_____________
* Not meaningful

Constant-currency Adjusted EBIT:

	Three Months Ended			Nine Months Ended
	August 25, 2019	August 26, 2018	% Increase	August 25, 2019	August 26, 2018	% Increase (Decrease)
	(Dollars in millions)
	(Unaudited)
Adjusted EBIT (1)	$176.4	$173.3	1.8%	$464.3	$438.8	5.8%
Impact of foreign currency exchange rates	—	(3.0)	*	—	(21.0)	*
Constant-currency Adjusted EBIT	$176.4	$170.3	3.6%	$464.3	$417.8	11.1%
Constant-currency Adjusted EBIT margin (2)	12.2%	12.4%		11.1%	10.8%
_____________
(1)    Adjusted EBIT calculated based off of most comparable GAAP measure net income. Refer to Adjusted EBIT to Adjusted EBITDA table.
(2)    We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful

Leverage ratio:

	August 25, 2019	August 26, 2018
	(Dollars in millions)
	(Unaudited)
Total debt, excluding capital leases	$1,034.6	$1,061.8
Last Twelve Months Adjusted EBITDA	$733.5	$728.4
Leverage ratio	1.4	1.5